EXHIBIT 10.1
AMENDMENT NO. 1
TO
CREDIT AGREEMENT
THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) dated as of September 8, 2026, by and among IBEX GLOBAL SOLUTIONS, INC., a corporation organized under the laws of the State of Delaware (“Ibex Solutions”), as Borrower Representative, each other Person party hereto as a Borrower (collectively with Ibex Solutions, the “Borrowers” and each, a “Borrower”), IBEX LIMITED, an exempted company incorporated under the laws of Bermuda (“Holdings”), IBEX GLOBAL LIMITED, an exempted company incorporated under the laws of Bermuda (“Intermediate Holdings”), the other Guarantors party hereto, the Lenders party hereto and HSBC Bank USA, National Association (“HSBC”), as Administrative Agent for the Lenders (HSBC, in such capacity, “Agent”).
BACKGROUND
Borrowers, Guarantors, Agent and Lenders are parties to a Credit Agreement dated as of October 29, 2024 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.
Borrowers have requested that Agent and Lenders make certain amendments to the Credit Agreement (as set forth herein), and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.
NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.
2.Amendment to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
(a)Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following defined terms in their entirety as follows:
“Applicable Commitment Fee Rate” means 0.30% per annum.
“Material Indebtedness” means (a) Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties and their Subsidiaries in an aggregate principal amount exceeding $1,500,000 and (b) all HSBC ME Obligations. For purposes of determining Material Indebtedness, the

“principal amount” of the obligations of the Loan Parties or their Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (after giving effect to legally enforceable netting obligations) that any Loan Party or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Maturity Date” means the earlier to occur of the following: (a) October 22, 2029 and (b) the termination or maturity of any HSBC ME Obligations.
“Prime Rate” means the rate of interest per annum equal to the “prime rate” provided by such financial market data information provider as may be selected by Administrative Agent from time to time; provided that if such rate of interest cannot be reasonably sourced from a third party financial market data provider then the “Prime Rate” shall mean the rate of interest per annum announced by Administrative Agent as its prime rate in effect at its principal office. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any change in the Prime Rate shall take effect at the opening of business on the effective date of such change. Notwithstanding any terms in this Agreement to the contrary, if at any time such rate of interest is less than zero percent (0.0%) per annum, such rate shall be deemed to be zero percent (0.0%) per annum for purposes of this Agreement.
“Secured Obligations” means, collectively, (i) the Obligations, (ii) all Bank Product Obligations and (iii) all HSBC ME Obligations, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Group Company or any Affiliate thereof of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, the “Secured Obligations” shall exclude any Excluded Swap Obligations.
“Specified Account Debtors” means DentaQuest, LLC, Peloton Interactive, Inc., Lowe’s Companies, Inc., Modivcare Solutions, LLC, CareFirst Management Company, LLC (successor-in-interest to CareFirst of Maryland, Inc. d/b/a CareFirst BlueCross BlueShield), Comcast Cable Communications Management, LLC and FedEx Corporation.
(b)Section 1.1 of the Credit Agreement is hereby further by inserting the following defined terms in their appropriate alphabetical order:
(c)“HSBC ME Loan Documents” means, collectively, (i) the HSBC ME RCF Loan Documents and (ii) all other credit agreements, documents,

offer letters, agreements, certificates and instruments entered into in connection with any credit facility provided by HSBC Bank Middle East Limited, as lender, to Ibex Global FZ-LLC, as borrower.
(d)“HSBC ME Obligations” means, collectively, (i) HSBC ME RCF Obligations and (ii) all other obligations of Ibex Global FZ-LLC under any HSBC ME Loan Documents in an aggregate amount not to exceed $75,000,000, and any guaranty of such obligations by Holdings.
(e)Section 5.1(a) of the Credit Agreement is hereby amended by amending and restating clause (i)(x) thereof in its entirety as follows:
(f)“(x) is of a “going concern” or similar nature (but, in each case, may contain a qualification, exception, explanatory paragraph or “going concern” statement that is due to (i) the impending maturity, within twelve (12) months, of the Obligations or any HSBC ME Obligations or (ii) a breach or impending breach of the Financial Covenants or any financial covenant under any HSBC ME Loan Documents),”
(g)Section 5.2(d) of the Credit Agreement is hereby amended by deleting the reference to “HSBC ME RCF Obligations” set forth therein and inserting “any HSBC ME Obligations” in lieu thereof.
(h)Section 7.2 of the Credit Agreement is hereby amended by amending and restating clause Sixth thereof in its entirety as follows:
(i)“Sixth, to the payment of (x) all other Secured Obligations of the Group Companies that are due and payable to the Administrative Agent and the other Secured Parties on such date (including Bank Product Obligations not otherwise covered under clause (ii) of the immediately preceding clause Fifth) and (y) any HSBC ME Obligations to the extent that such HSBC ME Obligations have become due prior to their scheduled maturity; provided, that this clause (ii) shall not apply if any such HSBC ME Obligations become due as a result of the voluntary sale or transfer of the property or assets securing such HSBC ME Obligations if such voluntary sale or transfer is permitted under the applicable HSBC ME Loan Documents and such HSBC ME Obligations are repaid when required under the applicable HSBC ME Loan Documents; in each case ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent and the other Secured Parties on such date; and”
(j)Exhibit G to the Credit Agreement (Form of Compliance Certificate) is hereby amended and restated in its entirety in the form attached hereto as Annex I.
3.Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent:

(a)Agent shall have received a copy of this Amendment duly executed by Borrowers, Guarantors, Agent and Lenders (with original signature pages to be promptly provided to Agent upon request);
(b)Agent shall have received the results of bring-down lien searches against the Loan Parties in such jurisdictions as reasonably required by Agent;
(c)Agent shall have received a Secretary’s Certificate for each Loan Party, attaching (i) a recently dated good standing certificate issued by the Secretary of State or other appropriate official of such Loan Party jurisdiction of organization and (ii) authorizing resolutions, each in form and substance reasonably satisfactory to Agent;
(d)The Borrowers shall have paid Agent, for the ratable benefit of the Lenders, an amendment fee equal to 0.20% of the aggregate amount of the Lenders’ Revolving Commitments (i.e. $50,000); and
(e)such other certificates, instruments, documents and agreements as may be reasonably required by Agent, each of which shall be in form and substance reasonably satisfactory to Agent.
4.Representations and Warranties. Each Borrower and each Guarantor hereby represents and warrants as follows:
(a)Each Borrower and each Guarantor (i) is a Person duly incorporated, organized or formed, validly existing and in good standing (as relevant) under the Laws of the jurisdiction of its incorporation, organization or formation (to the extent such concept exists in such jurisdiction), (ii) has all requisite power and authority to (x) own or lease its assets, (y) carry on its business as currently conducted and (z) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (iii) is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (iv) is in compliance with all applicable Laws, orders, writs and injunctions and (v) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted.
(b)This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of each Borrower and each Guarantor and are enforceable against each Borrower and each Guarantor in accordance with their respective terms.
(c)Upon the effectiveness of this Amendment, each Borrower and each Guarantor hereby reaffirms all covenants, representations and warranties made in the Credit Agreement and the other Loan Documents to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.
(d)No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.
(e)No Borrower or Guarantor has any defense, counterclaim or offset with respect to the Credit Agreement.
5.Effect on the Credit Agreement and the Loan Documents.

(a)Upon the effectiveness of Section 2 hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.
(b)Except as specifically amended herein, the Credit Agreement, and all other Loan Documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Credit Agreement, or any other Loan Documents, instruments or agreements executed and/or delivered under or in connection therewith.
6.Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.
7.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
8.Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. The words “execution,” “signed,” “signature,” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
9.Severability. In case of one or more of the provisions contained in this Amendment shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.
HSBC BANK USA, NATIONAL ASSOCIATION, as Agent

By:    /s/ Vips Patel
Name:    Vips Patel
Title:     Vice President, Senior Global Relationship         Manager

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:    /s/ Vips Patel
Name:     Vips Patel
Title:     Vice President, Senior Global Relationship     Manager

[Signature Page to Amendment No. 1]

IBEX GLOBAL SOLUTIONS, INC., as Borrower Representative and a Borrower

By:     /s/ Taylor Greenwald
Name:    Taylor Greenwald
Title:    Chief Financial Officer

DIGITAL GLOBE SERVICES, LLC, as a Borrower

By:    /s/ Taylor Greenwald
Name:    Taylor Greenwald
Title:    Chief Financial Officer

7 DEGREES, LLC, as a Guarantor

By:    /s/ Christy O'Connor
Name:    Christy O’Connor
Title:    Secretary

TELSATONLINE, LLC, as a Guarantor

By:    /s/ Taylor Greenwald
Name:    Taylor Greenwald
Title:    Chief Financial Officer
[Signature Page to Amendment No. 1]

ISKY, LLC, as a Guarantor

By:    /s/ Taylor Greenwald
Name:    Taylor Greenwald
Title:    Chief Financial Officer

[Signature Page to Amendment No. 1]

IBEX LIMITED, as Holdings and a Guarantor

By:    /s/ Christy O'Connor
Name:    Christy O’Connor
Title:    Chief Legal Officer & Asst. Secretary

IBEX GLOBAL LIMITED, as Intermediate Holdings and a Guarantor

By:    /s/ Christy O'Connor
Name:    Christy O’Connor
Title:    Asst. Secretary

[Signature Page to Amendment No. 1]

Annex I

Amended and Restated Exhibit G (Form of Compliance Certificate)

[See attached]

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE[1]
[Date]

Reference is made to that certain Credit Agreement, dated as October 29, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among IBEX GLOBAL SOLUTIONS, INC., Delaware corporation (“Borrower Representative”), IBEX LIMITED, an exempted company incorporated under the laws of Bermuda (“Holdings”), IBEX GLOBAL LIMITED, an exempted company incorporated under the laws of Bermuda (“Intermediate Holdings”), each Person party thereto as a Borrower from time to time (collectively with Borrower Representative, the “Borrowers” and each, a “Borrower”), the other Guarantors party thereto from time to time, HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank and Swingline Lender and each Lender from time to time party thereto. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. Pursuant to Section 5.1(c) of the Credit Agreement, the undersigned, solely in his/her capacity as a Financial Officer of Holdings certifies as follows:

1.[Attached hereto as Exhibit A are (i) the audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries as of the end of fiscal year of Holdings ended [_____], 20[__], setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent (without any qualification or exception which (x) is of a “going concern” or similar nature (but, in each case, may contain a qualification, exception, explanatory paragraph or “going concern” statement that is due to (i) the impending maturity, within 12 months, of the Obligations or the HSBC ME RCF Obligations or (ii) a breach or impending breach of the Financial Covenants or any financial covenant under the HSBC ME RCF Loan Documents), or (y) relates to the limited scope of examination of matters relevant to such financial statement, and (ii) management prepared consolidating balance sheet and related statements of operations, shareholders’ equity and cash flows of the Loan Parties as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year.][2]

2.[Attached hereto as Exhibit A/B are (i) the consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries, (ii) the consolidating balance sheet and related statements of operations, shareholders’ equity and cash flows of Loan Parties, and (iii) the consolidating balance sheet and related statements of operations, shareholders’ equity and cash flows of Loan Parties as of the end of and for the fiscal quarter of Holdings ended [_____], 20[__] and the then-elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, which are certified hereby as presenting fairly in all material respects the financial condition and results of operations of Holdings and its Subsidiaries on a consolidated basis and the Loan Parties on a consolidating basis, in each case, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a customary management’s discussion and analysis of financial information.][3]

3.[Attached hereto as Exhibit B are forecasts prepared by management of Holdings, in form satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of (i) Holdings and its Subsidiaries and (ii) the Loan Parties on a consolidating basis, in each case, on a monthly basis for the immediately following fiscal year and any projected changes in financial position of Holdings and its Subsidiaries or Loan Parties, as applicable, and a description of the underlying assumptions applicable thereto, and as soon as available, significant revisions, if any, of such forecast with respect to such fiscal year, as required to be delivered pursuant to Section 5.1(d) of the Credit Agreement.][4]

4.[Except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred and is continuing.] [Annex A attached hereto specifies the details of the Default that has occurred and is continuing and any action taken or proposed to be taken with respect thereto.]

5.[No change in GAAP or in the application thereof has occurred since June 30, 2024][Annex B attached hereto sets forth any change in GAAP or in the application thereof which has occurred since June 30, 2024 and specifies the effect of such change on the financial statements attached as Exhibit A hereto, together with customary management’s discussion and analysis of financial information.]

6.Attached hereto as Schedule 1 is a calculation of the Fixed Charge Coverage Ratio as of the last day of the most recently completed fiscal quarter for the four consecutive fiscal quarters then ended, which calculation is true and accurate on and as of the date of this Certificate and demonstrates that Group Companies [are][are not] in compliance with the required Fixed Charge Coverage Ratio as of such fiscal quarter-end.

7.Attached hereto as Schedule 2 is a calculation of the Total Net Leverage Ratio, which calculation is true and accurate on and as of the date of this Certificate and demonstrates that the Group Companies [are][are not] in compliance with the required Total Net Leverage Ratio.

8.[Attached hereto as Schedule [2/3] is an updated Schedule [3.13,] [3.24] [and] [5.9(c)] to the Credit Agreement] [There has been no change to Schedule[s] [3.13,] [3.24] [and] [5.9(c)] to the Credit Agreement since [the Closing Date] [the date of the most recently delivered Compliance Certificate delivered in connection with the most recent annual financial statements delivered pursuant to Section 5.1(a) of the Credit Agreement].[5]

[1] The schedules attached to this Exhibit G shall be updated as necessary to reflect any amendment, restatement, extension, supplement or other modification to the Credit Agreement. Notwithstanding the foregoing, in the event of any discrepancy between any schedule attached to this Exhibit G and the corresponding terms of the Credit Agreement, the corresponding terms of the Credit Agreement shall replace such schedule mutatis mutandis.
[2] Only to be included if accompanying annual financial statements.
[3] Only to be included if accompanying quarterly financial statements.
[4] Only to be included if accompanying annual financial statements.
[5] Only to be included if accompanying annual financial statements.